UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2025

PRIMIS FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Virginia	001-33037	20-1417448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1676 International Drive, Suite 900
McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 893-7400

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchanged on which registered
COMMON STOCK	FRST	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On July 24, 2025, Primis Financial Corp. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to report its financial results for the second quarter of 2025 within a press release (the “Earnings Release”) and investor presentation (the “Investor Presentation”) furnished as Exhibit 99.1 and Exhibit 99.2, respectively, in the Original Report.

This Current Report on Form 8-K/A (the “Amended Report”) amends the Original Report to correct certain financial information included in the Earnings Release and Investor Presentation as further described below. The Company is filing this Amended Report in order to furnish a revised earnings release (the “Amended Earnings Release”) in Item 2.02 disclosure and revised investor presentation (the “Amended Investor Presentation”) in Item 7.01 disclosure. The Amended Earnings Release and Amended Investor Presentation replaces the Earnings Release and Investor Presentation, respectively, in their entirety. This Amended Report should be read in conjunction with the Original Report. This Amended Report does not amend, modify, or supplement the Original Report, Earnings Release or Investor Presentation in any other respect.

The changes described in this Amended Report arise primarily from the downgrade of three performing loans due to recent updated information as described more fully below:

•	a commercial loan with an unpaid principal balance of $6.4 million as of June 30, 2025 was downgraded to special mention. The loan is secured by the assets of the underlying enterprise with an estimated total debt to value of 38% at June 30, 2025 based on its valuation at a recently completed capital raise.
•	an office property with an unpaid principal balance of $30.7 million was downgraded to substandard accruing. The loan has no record of late payments and has an estimated debt service coverage ratio of 1.13x including full principal and interest. Management evaluated this loan for impairment and determined that it was not impaired.
•	an office property with an unpaid principal balance of $40.1 million was downgraded to substandard nonaccrual. As of the date of this report, this loan is past due 57 days but made a payment within the last 30 days. The Company’s evaluation of impairment on this loan required a specific reserve of $7.7 million.

Additional adjustments included the reversal of $0.3 million of accrued interest related to the nonaccrual loan and the reversal of pooled reserves on both substandard loans of $0.6 million. Combined, and after adjusting for tax effects, net income for the three months ended June 30, 2025 decreased $6.0 million to $2.4 million as a result of these changes.

Item 2.02	Results of Operations and Financial Condition.

On August 11, 2025, the Company furnished the Amended Earnings Release with its results of operations and financial condition for the three months ended June 30, 2025, which is attached as Exhibit 99.1 to this Amended Report and incorporated herein by reference. The changes described in the Explanatory Note are reflected in the Amended Earnings Release.

Item 7.01	Regulation FD Disclosure.

On August 11, 2025, the Company furnished the Amended Investor Presentation that management intends to use from time to time hereafter in presentations about the Company’s operations and performance, which is attached as Exhibit 99.2 to the Amended Report and incorporated herein by reference. The changes described in the Explanatory Note are reflected in the Amended Investor Presentation.

The information in this Amended Report, including Exhibits 99.1 and 99.2 attached hereto, is being “furnished” and will not, except to the extent required by applicable law or regulation, be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor will any of such information or exhibits be deemed incorporated by reference to any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Amended Earnings Release.
99.2	Amended Investor Presentation.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMIS FINANCIAL CORP.

	By:	/s/ Matthew A. Switzer
August 11, 2025		Matthew A. Switzer
Chief Financial Officer